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                                 EXHIBIT 99.2


                        [FRONT OF FORM OF CONSENT CARD]

                    PRELIMINARY COPY--SUBJECT TO COMPLETION

                      WRITTEN CONSENT BY STOCKHOLDERS OF
                            HARMONY HOLDINGS, INC.
                          TO ACTION WITHOUT A MEETING

                                 Solicited by

                              THE LAKEN COMMITTEE

Unless otherwise indicated below, the undersigned, a stockholder of record of Harmony Holdings, Inc., a Delaware corporation (the "Company"), on September, __, 1997 (the "Record Date"), hereby consents pursuant to Section 228(a) of the Delaware General Corporation Law with respect to all shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company held by the undersigned to the taking of each of the following actions without a meeting, without prior notice and without a vote:

THE COMMITTEE STRONGLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY CONSENT TO ALL OF THE FOLLOWING RESOLUTIONS. EACH OF THE RESOLUTIONS REQUIRES THE APPROVAL OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE.

THIS CONSENT CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE MARK, SIGN AND DATE THIS CONSENT CARD ON THE REVERSE SIDE BEFORE RETURNING THIS CONSENT CARD IN THE ENCLOSED ENVELOPE.

1.A. Fix the number of directors at THREE (3).

RESOLVED, that Section 1 of Article III of the By-Laws be amended to read as follows:



         Section 1. Number of Directors; Terms. The number of Directors of the corporation which shall constitute the whole Board of Directors shall be THREE
(3) unless and until changed from time to time by resolution of the Board of Directors. Directors shall be elected annually by the stockholders except as provided in Section 2 of this Article III and shall hold office until his successor is duly elected and qualified or until he sooner dies, resigns, is removed or becomes disqualified.

             / / CONSENTS     / / CONSENT WITHHELD      / / ABSTAIN

1.B. Require that any vacancies created by the removal of a director may be filled only by stockholder action.


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RESOLVED, that Section 2 of Article III of the By-Laws be amended to read as follows:

         Section 2. Vacancies. Subject to the provisions of the certificate of incorporation, vacancies in the Board of Directors other than vacancies created by the removal of directors by the stockholders may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and any Director so chosen shall hold office for the remainder of the full term of the Director whose place he has been elected to fill or of the class for which he has been designated and until his successor is duly elected and shall qualify. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

         Further subject to the provisions of the certificate of incorporation, a vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are required to be elected to elect the full authorized number of Directors to be voted for at that meeting, or if there are newly created Directorships resulting from any increase in the authorized numbers of Directors.

         A vacancy or vacancies created by the removal of one or more directors may only be filled by action of the holders of shares representing a majority of the shares of the corporation's common stock then outstanding and entitled to vote and such action may be taken at the same annual or special meeting, or by means of the same written consent or consents, of stockholders at or by which such director or directors were removed or may be taken at a different meeting or by a separate written consent or consents.


            / / CONSENTS    / / CONSENT WITHHELD    / / ABSTAIN


1.C. Authorize the stockholders to remove any or all directors, with or without cause, at any meeting or by written consent of a majority of the stockholders.

RESOLVED, that Section 12 of Article III of the By-Laws be amended to read as follows:



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         Section 12. Removal of Directors. Subject to the provisions of the certificate of incorporation and except as may otherwise be provided by the General Corporation Law, the entire Board of Directors or one or more Directors may be removed from office with or without cause by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote at an election of Directors. Such vote may be taken at any annual meeting or special meeting of stockholders duly called for the purpose of the removal of such director or directors or by action of the stockholders by written consent.

            / / CONSENTS    / / CONSENT WITHHELD    / / ABSTAIN



1.D. Delete any provision of the Company's By-Laws, and delete any amendment to the Company's By-Laws, in each case adopted on or after July 22, 1997, and prior to the Effective Time.


RESOLVED, that any provision of the Company's By-Laws, and any amendment to the Company's By-Laws, in each case adopted on or after July 22, 1997 and on or prior to the date that written unrevoked consents of the holders of a majority of the shares of Common Stock outstanding at the close of business on the Record Date are delivered to the Company be deleted.

            / / CONSENTS    / / CONSENT WITHHELD    / / ABSTAIN

2. Removal of the incumbent directors of the Company.

RESOLVED, that the following incumbent directors of the Company are hereby removed from such directorships without cause: Christopher T. Dahl, William E. Cameron, Richard W. Perkins and William Toles, and any other person elected by the incumbent directors to fill any vacancy or newly created directorship.

            / / CONSENTS    / / CONSENT WITHHELD    / / ABSTAIN

         INSTRUCTION: To consent, withhold consent or abstain from consenting to the removal of all the above-named directors and any other person who is a director of the Company at the time the action taken by this written consent becomes effective, check the appropriate box above. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE ABOVE-NAMED DIRECTORS AND/OR CERTAIN OF THE DIRECTORS NOT NAMED ABOVE WHO ARE DIRECTORS OF THE COMPANY AT THE TIME THE ACTION TAKEN BY THIS WRITTEN CONSENT BECOME EFFECTIVE, BUT NOT ALL OF THEM, CHECK THE "CONSENTS" BOX ABOVE AND WRITE THE NAME OF EACH PERSON YOU DO NOT WISH REMOVED IN THE FOLLOWING SPACE:

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         IF NO BOX IS MARKED ABOVE WITH RESPECT TO THIS PROPOSAL, THE
        UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT
       THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL
         OF ANY INCUMBENT DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE
                                PROVIDED ABOVE.


                  3. Election of new directors to the Board.

                RESOLVED, that the following persons are hereby
             elected directors of the Company to hold office until
                         their successors are elected
          and qualified: Glenn B. Laken, Steven B. Nagler and Donald
                           Sliter (the "Nominees").




           INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM
       CONSENTING TO THE ELECTION OF ALL THE ABOVE-NAMED PERSONS, CHECK
           THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE
        ELECTION OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL OF
        THEM, CHECK THE "CONSENTS" BOX ABOVE AND WRITE THE NAME OF EACH
          SUCH PERSON YOU DO NOT WISH ELECTED IN THE FOLLOWING SPACE:


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         IF NO BOX IS MARKED ABOVE WITH RESPECT TO THIS PROPOSAL, THE
        UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT
           THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE
          ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE
                                PROVIDED ABOVE.

       The invalidity, illegality or unenforceability of any particular provision of this Consent shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.

                 IN THE ABSENCE OF DISSENT OR ABSTENTION BEING
              INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO
                           EACH ACTION LISTED ABOVE.





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                        [REVERSE OF FORM OF CONSENT CARD]


                     Please sign exactly as name appears on
                     stock certificates or on label affixed
                      hereto. When shares are registered in
                      more than one name, all such persons
                     should sign. When signing as attorney,
                        executor, administrator, trustee,
                      guardian, corporate officer, partner,
                     etc., sign in official capacity, giving
                      full title as such. If a corporation,
                     please sign in the full corporate name
                         by president or other authorized
                     officer. If a partnership, please sign
                      in the partnership name by authorized
                                     person.


                    DATED:__________________________________


                    ----------------------------------------
                                               Signature

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                               Signature, if held jointly

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                       Title or Authority (if applicable)

        IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED. PLEASE
         SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED. THE FAILURE TO EXECUTE A CONSENT WILL HAVE
                   THE SAME EFFECT AS WITHHOLDING A CONSENT.